ARCO [LOGO]    Media Relations                            N E W S
               515 South Flower Street
               Los Angeles CA 90071-2201
               Telephone 213 486 3385
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               FOR IMMEDIATE RELEASE                     March 27, 1997


MICHAEL E. WILEY ELECTED
ARCO EXECUTIVE VICE PRESIDENT


       LOS ANGELES -- The election of Michael E. Wiley as ARCO Executive

Vice President was announced today by ARCO Chairman and Chief Executive

Officer Mike R. Bowlin.

       Prior to his election, Wiley, 46, was Chairman, Chief Executive

Officer and President of Houston-based Vastar Resources, Inc., which is

82.3% owned by ARCO (NYSE: ARC).  He had previously been an ARCO Senior

Vice President and president of the company's Lower 48 oil and gas company.

       "We are delighted that Mike is rejoining ARCO's executive ranks,"

said Bowlin.  "He brings with him 25 years of experience in all aspects of oil and gas exploration and production.  His record of achievement at

Vastar is impressive.  Since its formation in 1993, the company has established a leadership postion as a low-cost, independent, domestic exploration, production and marketing organization.

       "As Executive Vice President, Mike will serve as a member of the

Management Group with particular focus on Lower 48 oil and gas production,

marketing and technology, as well as our Lower 48 pipeline operations and environmental remediation activities.  In addition, he will play a key role in developing our joint venture with the Russian oil company LUKOIL."

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       Wiley is a graduate of the University of Tulsa where he received a

BS degree in petroleum engineering.  He later received an MBA from the

University of Dallas.  He joined ARCO in 1972 and served in a number of engineering and operational assignments in ARCO's Lower 48, Alaska and international oil and gas operations prior to being elected Senior Vice

President and President of ARCO Oil and Gas Company.

       When Vastar was formed in 1993, Wiley became its first president.

He became Vastar's Chief Executive Officer in 1994 and Chairman of the

Board of Directors in 1996.  He will remain Vastar's chairman.

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For information, contact: Albert Greenstein (213) 486-3384